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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 1, 2004

                                 METALLURG, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                           333-42141                       13-1661467
   -------------------------------        --------------------------     --------------------------------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification No.)
           incorporation)

                               6 East 43rd Street
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 835-0200
              (Registrant's Telephone Number, Including Area Code)








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ITEM 5. OTHER EVENTS

         On June 1, 2004, Metallurg, Inc. ("Metallurg") did not make the $5.5 million semi-annual interest payment due on such date in respect of its $100 million aggregate principal amount 11% Senior Notes due 2007 (the "Senior Notes"). Under the terms of the indenture governing the Senior Notes, Metallurg's failure to make the interest payment may be cured within 30 days. If such payment default is not cured within the 30-day grace period, an event of default will occur in respect of the Senior Notes as well as under Metallurg's revolving credit facility with Fleet National Bank (the "Fleet Credit Facility"). In addition, in the event that the maturity of the Senior Notes or the Fleet Credit Facility is accelerated as a result of such an event of default, an event of default will occur under the 12 3/4% Senior Discount Notes due 2008 (the "Senior Discount Notes") of Metallurg Holdings, Inc. (the "Company"), Metallurg's parent company. As all of Metallurg's outstanding common stock has been pledged as collateral for the Company's obligations under the Senior Discount Notes, if Metallurg is unable to make its interest payments when due, it could lead to a foreclosure on Metallurg's common stock.

         As previously announced, Metallurg has delayed the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2004 beyond the June 1, 2004 due date required by the indenture governing its Senior Notes, which has resulted in a default thereunder. If the Senior Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Notes notifies Metallurg of such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Notes may accelerate the maturity of the Senior Notes and declare the entire principal amount of the Senior Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an event of default would also result in an event of default under the Fleet Credit Facility and, if such debt were accelerated, an event of default under the Senior Discount Notes.

         Furthermore, as also previously announced, Metallurg has not yet filed its 2003 Annual Report on Form 10-K with the Securities and Exchange Commission (the "SEC"), which has resulted in a default under the indenture governing the Senior Notes. If the Senior Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Notes notifies Metallurg of such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Notes may accelerate the maturity of the Senior Notes and declare the entire principal amount of the Senior Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an event of default would also result in an event of default under the Fleet Credit Facility and, if such debt were accelerated, and event of default under the Senior Discount Notes.

         Separately, the Company has not yet filed its 2003 Annual Report on Form 10-K or its Quarterly Report ended March 31, 2004 with the SEC, each which has resulted in a default under the indenture governing the Senior Discount Notes. If the Senior Discount Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Discount Notes notifies the Company of either such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Discount Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Discount Notes may accelerate the maturity of the Senior Discount Notes and declare the entire principal amount of the Senior Discount Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an event of default would also result in an event of default under the Fleet Credit Facility. In the event of the acceleration of the Fleet Credit Facility following such an event of default (or any other event of default), such acceleration would result in an event of default under the Senior Notes and the Senior Discount Notes.

         Finally, as previously announced, Metallurg has retained Compass Advisers, LLP, as financial advisors, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as legal counsel, to assist Metallurg in analyzing and evaluating possible transactions for the principal purposes of refinancing the Fleet Credit Facility (which is scheduled to mature on October 29, 2004) and restructuring its balance sheet. Metallurg is engaged in negotiations with potential lenders regarding a refinancing of the Fleet Credit Facility. Metallurg neither expresses any opinion nor gives any assurances whatsoever regarding whether, when, or on what terms it will be able to refinance the Fleet Credit Facility or complete any broader restructuring of its balance sheet. Management believes that the refinancing and restructuring of the Fleet Credit Facility and balance sheet is essential to the long-term viability of Metallurg. If Metallurg is not able to reach agreements that favorably resolve the issues described in this filing, Metallurg likely will not have adequate liquidity to enable it to make the interest payments required with respect to its Senior Notes or to repay the Fleet Credit Facility. In such event, Metallurg may have to resort to certain other measures to resolve its liquidity issues, including ultimately seeking the protection afforded under the United States Bankruptcy Code. Furthermore, any negotiated refinancing of the Fleet Credit Facility or negotiated restructuring of Metallurg's balance sheet may require that Metallurg seek the protection afforded under the reorganization provisions of the United States Bankruptcy Code.



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Cautionary Statement Regarding Forward-Looking Statements

         This filing on Form 8-K contains certain forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including in particular those regarding Metallurg's ability to meet its debt service obligations, to restructure its balance sheet and to continue as a going concern and the possibility that lenders to the Company could foreclose on Metallurg's common stock. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the ability of the Company to make the interest payments on its Senior Discount Notes, Metallurg's ability to refinance the Fleet Credit Facility, make interest payments on its Senior Notes, or complete a restructuring of its balance sheet on favorable terms, if at all, changes in general economic and business conditions, increased competition, reductions in customer demand, changes in technology and methods of marketing, and various other factors beyond Metallurg's control. These risks and uncertainties further include, but are not limited to, such factors as are described in the reports filed from time to time by Metallurg on SEC forms, including its most recently filed reports on Form 8-K, its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. Metallurg is not under, and expressly disclaims, any obligation to update the information contained in this filing for any future events, including changes in its cash balances or other events affecting Metallurg's liquidity or financial position. New risk factors emerge from time to time and it is not possible for Metallurg to predict all such risk factors, nor can Metallurg assess the impact of all such risk factors on Metallurg's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Metallurg, Inc.
                                            By: /s/ Barry C. Nuss
                                                -------------------------------
                                                Name: Barry C. Nuss
                                                Title: Senior Vice President &
                                                       Chief Financial Officer



Dated: June 1, 2004

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